Exhibit 10.1

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. THE SECURITIES PURCHASED HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND RESALE UNDER A REGISTRATION RIGHTS AGREEMENT, AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND OTHER APPLICABLE LAWS PURSUANT TO REGISTRATION OR EXEMPTION FROM REGISTRATION REQUIREMENTS THEREUNDER AND UNDER SUCH AGREEMENT.

STOCK SUBSCRIPTION AGREEMENT

This Stock Subscription Agreement (this “Agreement”) is made as of July 15, 2009, between hhgregg, Inc., a Delaware corporation (the “Company”), and the undersigned investors (collectively, the “Subscriber”).

RECITALS

The Company desires to engage in a public offering for the issuance and sale of shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), in the aggregate number of 3,000,000 (three million) shares exclusive of any overallotment option (the “Public Offering”). Concurrently with the Public Offering, the Company desires to engage in a private offering of shares of Common Stock to the Subscriber, subject to the representations, warranties, covenants and conditions set forth herein (the “Private Offering”).

The Company, Subscriber and certain other parties have entered into a Registration Rights Agreement, dated as of April 12, 2007 (as the same may be amended from time to time in accordance with its terms, the “Registration Rights Agreement”), setting forth certain agreements with respect to, among other things, the registration, under the Securities and Exchange Act of 1934 (the “Exchange Act”), of any shares of Common Stock held by the Subscriber that constitute Registrable Securities, as such term is defined in the Registration Rights Agreement.

In connection with the Private Offering, the Subscriber desires to purchase, and the Company desire to sell to the Subscriber, shares of Common Stock, subject to and in accordance with this Agreement.

In consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Sale and Purchase of Common Stock

1.1. Subject to the conditions hereof, the Company hereby agrees to issue and sell to Subscriber, and Subscriber hereby agrees to subscribe for and purchase from the Company, for investment, on the Closing Date (as defined below), the number of shares of Common Stock set forth next to Subscriber’s name on the signature page below (the “Shares”) at a purchase price equal to the price per share to the public in the Public Offering (the “Purchase Price”).

1.2. Subject to the satisfaction of the conditions set forth in Sections 5.1 and 5.2 hereof, the closing of the sale and purchase of the Shares provided for in Section 1.1 hereof (the “Closing”) shall take place at 10:00 a.m. (local time) at the offices of Bingham McCutchen LLP, 399 Park Avenue, New York, New York, on or before the date which is fourteen (14) calendar days following the date of the closing of the Public Offering, or if later, such date as may be agreed upon by the Company and the Subscriber that is within three business days after the satisfaction of the conditions set forth in Section 5.1 and 5.2 hereof, or on such other time and date as may be agreed by the Company and the Subscriber. The date on which the Closing is held is referred to in this Agreement as the “Closing Date”.

1.3. On the Closing Date, against payment by Subscriber of the Purchase Price by wire transfer of immediately available federal funds, the Company shall direct National City Bank, as transfer agent and registrar of its Common Stock, to issue, register and deliver to the Subscriber the number of shares of Common Stock set forth next to the Subscriber’s name on the signature page below, in the form of stock certificates.

1.4. The Company hereby agrees that any shares of Common Stock to be purchased by the Subscriber under this Agreement shall constitute Registrable Securities, as such term is defined in the Registration Rights Agreement.

2. Certain Definitions.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the rules of the New York Stock Exchange (“Exchange Rules”).

“Subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

3. Representations and Warranties of the Company. The Company represents and warrants to Subscriber that:

3.1. The Shares, when issued hereunder and upon delivery of the consideration therefor, will be duly authorized, validly issued, fully paid and non-assessable, and free and clear of restrictions on transfer, liens, preemptive rights or other encumbrances of any kind, other than those set forth in the Registration Rights Agreement and applicable federal and state securities laws.

3.2. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the

Company’s Annual Report on Form 10-K for its fiscal year ended March 31, 2009 and the Company’s Current Report on Form 8-K filed with the SEC on July 8, 2009 (collectively, the “Exchange Act Reports”); and the Company is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries taken as a whole (“Material Adverse Effect”).

3.3. Each Subsidiary of the Company has been duly incorporated and is validly existing in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Exchange Act Reports; and each Subsidiary of the Company is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding capital stock of each Subsidiary of the Company has been duly authorized and validly issued and is fully paid and non-assessable; and, except as described in the Exchange Act Reports, the capital stock of each Subsidiary of the Company owned by the Company, directly or through such Subsidiaries, is owned free from liens, encumbrances and defects.

3.4. The outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company conforms to the description in the Exchange Act Reports; all outstanding shares of capital stock of the Company are validly issued, fully paid and non-assessable; the stockholders of the Company have no preemptive rights with respect to the Shares; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.

3.5. Except as disclosed in the Exchange Act Reports, there are no contracts, agreements or understandings between the Company or any of its Subsidiaries and any other person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or any of its Subsidiaries owned or to be owned by such person or to require the Company or any of its Subsidiaries to include such securities in the securities registered pursuant to any registration statement filed by the Company under the Act.

3.6. Except for the Private Placement Engagement Letter between the Company, Credit Suisse Securities (USA) LLC, Barclays Capital Inc. and Wells Fargo Securities, LLC, dated as of July 15, 2009, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or Subscriber for a brokerage commission, finder’s fee or other like payment in connection with the Private Offering.

3.7. No consent, approval, authorization, or order of, or filing or registration with, ANY federal, state, local or other government, regulatory or administrative authority or any court, tribunal or judicial or arbitral body having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties (a “Governmental Authority”) is required to be obtained or made by the Company or Gregg Appliances, Inc., an Indiana corporation (“Gregg Appliances”), for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Shares, except such as have been obtained, or made and such as may be required under state securities laws.

3.8. Except as disclosed in the Exchange Act Reports, the Company and its Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, which are material to the Company or Gregg Appliances, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the Exchange Act Reports, the Company and its Subsidiaries hold any leased real or personal property, which are material to the Company or Gregg Appliances, under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

3.9. The execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its Subsidiaries, (ii) any statute, rule, regulation or order of any Governmental Authority, or (iii) any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties of the Company or any of its Subsidiaries is subject, except with respect to clauses (ii) and (iii), such conflict, breach or violation or imposition which would not have a Material Adverse Effect on the Company or any of its Subsidiaries, the performance of this Agreement or the consummation of any of the transactions contemplated hereby; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time or both would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

3.10. Neither the Company nor any of its Subsidiaries is in violation of its respective charter or by-laws or in default (or with the giving of notice or lapse of time or both would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

3.11. This Agreement has been duly authorized, executed and delivered by the Company.

3.12. The Company and its Subsidiaries possess, and are in compliance with the terms of, all certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the Exchange Act

Reports to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

3.13. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent that could have a Material Adverse Effect.

3.14. With respect to any employment benefit plan (as defined in Section 3(3) of ERISA) which the Company maintains, contributes to or has any obligation to contribute to, or with respect to which the Company has any liability, contingent or otherwise (a “Plan”), no prohibited transaction (as defined in Section 406 of ERISA, or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) has occurred, no “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred, exists or is reasonably expected to occur with respect to any Plan; each Plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not (i) failed to timely make all required contributions to each Plan that is an “employee benefit pension plan” within the meaning of Section 3(2) of ERISA, or (ii) incurred or expects to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan; and each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or failure to act, which could reasonably be expected to cause a loss of such qualification.

3.15. The Company and its Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

3.16. Except as disclosed in the Exchange Act Reports, neither the Company nor any of its Subsidiaries is in violation of any statute, rule, regulation, decision or order of any Governmental Authority relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

3.17. Except as set forth in the Exchange Act Reports, the Company and its Subsidiaries are in compliance in all material respects with all provisions of Sarbanes-Oxley and the Exchange Rules applicable to the Company and its Subsidiaries. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company, since the date of the last audited financial statements of the Company, has not publicly disclosed or reported to the Audit Committee or the Board, and (solely in respect of (x)(iii) below) is not currently aware of, any event which could reasonably be expected to result in (x)(i) a significant deficiency, (ii) a material weakness, (iii) a change in Internal Controls through the end of the current fiscal quarter or (iv) fraud involving management or other employees who have a significant role in Internal Controls or (y) any matter which, if determined adversely, would have a Material Adverse Effect.

3.18. Except as disclosed in the Exchange Act Reports, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its Subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Shares; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Company’s knowledge, threatened or contemplated.

3.19. The financial statements included in the Exchange Act Reports present fairly the financial position of the Company and its consolidated Subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

3.20. Except as disclosed in the Exchange Act Reports, since the end of the period covered by the latest audited financial statements included in the Exchange Act Reports (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries, taken as a whole, that is material and adverse, (ii) except as disclosed in or contemplated by the Exchange Act Reports, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) except as disclosed in or contemplated by the Exchange Act Reports, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its Subsidiaries.

3.21. The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

3.22. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock in the Public Offering.

4. Representations and Warranties of Subscriber. Subscriber hereby represents and warrants that:

4.1. Subscriber has full legal capacity, power and authority necessary to execute and deliver the Agreement and has the corporate power and authority necessary to perform its obligations under the Agreement. This Agreement has been duly executed and delivered by Subscriber. This Agreement constitutes the legal, valid and binding obligation of Subscriber enforceable against Subscriber in accordance with its terms, subject to bankruptcy, insolvency, moratorium and other remedies affecting creditors’ rights generally.

4.2. Subscriber has been advised that the Shares have not been registered under the Act or any state securities or “blue sky” laws and, therefore, cannot be resold unless they are registered under the Act and applicable state securities laws or unless an exemption from such registration requirements is available. Subscriber is aware that the Company is not under any obligation to effect any such registration with respect to the Shares (except solely to the extent, if any, provided in the Registration Rights Agreement) or to file for or comply with any exemption from registration.

4.3. Subscriber understands that, in addition to the restrictions on transfer imposed by the Act and any applicable state securities laws, the Registration Rights Agreement contain provisions that further restrict transfer of the Shares.

4.4. Subscriber understands that the purchase of the Shares involves a high degree of risk.

4.5. Subscriber is acquiring the Shares to be acquired by Subscriber hereunder for Subscriber’s own account and not with a view to, or for resale in connection with, the distribution thereof in violation of the Act.

4.6. Subscriber has, either alone or together with the assistance of a “purchaser representative” (as such term is defined in Regulation D under the Act), such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time.

4.7. Subscriber has carefully considered the potential risks relating to the Company and the purchase of the Shares. Subscriber is familiar with the business and financial condition, properties, operations and prospects of the Company and has had access, during the course of the transactions contemplated hereby and prior to its purchase of the Shares, to such information as it has deemed material to its investment decision and has had the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the investment and to obtain additional information (to the extent Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Subscriber or to which Subscriber has had access. Subscriber has made, either alone or together with its advisors, such independent investigation of the Company as Subscriber deems to be, or its advisors deem to be, necessary or advisable in connection with this investment. Subscriber understands that no federal or state agency has passed upon this investment or upon the Company, nor has any such agency made any finding or determination as to the fairness of this investment.

4.8. Subscriber is an “accredited investor” as that term is defined in Regulation D under the Act, with more than $10,000,000 (ten million dollars) in investments.

4.9. The Company shall not have any liability of any kind in respect of any brokerage or finders’ fees, agents’ commissions or other similar payment to any broker, finder, agent or like party retained by or on behalf of the Subscriber.

5. Conditions to Sale and Purchase of the Common Stock.

5.1. The Company’s obligation to issue and sell the Shares on the Closing Date shall be subject to the satisfaction of the following conditions:

(a) all representations and warranties of Subscriber contained in this Agreement shall be true and correct in all material respects as of the Closing Date, and consummation of the subscription contemplated hereby shall constitute a reaffirmation by Subscriber that all representations and warranties of Subscriber contained in this Agreement are true and correct in all material respects as of the Closing Date;

(b) the Public Offering shall have been completed; and

(c) no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the subscriptions contemplated hereby illegal or otherwise preventing or prohibiting consummation of the subscription contemplated hereby.

5.2. Subscriber’s obligation to purchase and pay for the Shares on the Closing Date shall be subject to the satisfaction of the following conditions:

(a) that all representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the Closing Date, and consummation of the subscription contemplated hereby shall constitute a reaffirmation by the Company that all the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the Closing Date;

(b) the Public Offering shall have been completed; and

(c) no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the subscriptions contemplated hereby illegal or otherwise preventing or prohibiting consummation of the subscriptions contemplated hereby.

6. Indemnities.

6.1. Subscriber hereby agrees to indemnify and hold harmless the Company and its shareholders (other than Subscriber), their respective affiliates, and the directors and officers of the foregoing and their successors and permitted assignees (other than those of Subscriber and its affiliates), from and against all losses, damages, liabilities and expenses (including without limitation reasonable attorneys fees and charges) resulting from any breach of any representation, warranty or agreement of such indemnifying party in this Agreement or any misrepresentation by such indemnifying party in this Agreement. If and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the indemnifying party hereby agrees to make the maximum contribution to the payment and satisfaction of each of such losses, damages, liabilities and expenses which is permissible under applicable law.

6.2. The Company hereby agrees to indemnify and hold harmless the Subscriber and its shareholders, their respective affiliates, and the directors and officers of the foregoing and their successors and permitted assignees, from and against all losses, damages, liabilities and expenses (including without limitation reasonable attorneys fees and charges) resulting from any breach of any representation, warranty or agreement of such indemnifying party in this Agreement or any misrepresentation by such indemnifying party in this Agreement. If and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the indemnifying party hereby agrees to make the maximum contribution to the payment and satisfaction of each of such losses, damages, liabilities and expenses which is permissible under applicable law.

7. Legends.

7.1. The Subscriber agrees and acknowledges that the shares of Common Stock purchased under this Agreement shall constitute “restricted securities,” as defined by the Securities Act, shall be subject to transfer restrictions and shall have their restricted status noted on the books of Company’s transfer agent.

7.2. All certificates representing the shares of Common Stock purchased under this Agreement shall bear a legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS

FROM THE REGISTRATION REQUIREMENTS OF THE ACT. THE SECURITIES PURCHASED HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND RESALE UNDER A REGISTRATION RIGHTS AGREEMENT (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY), AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND OTHER APPLICABLE LAWS PURSUANT TO REGISTRATION OR EXEMPTION FROM REGISTRATION REQUIREMENTS THEREUNDER AND UNDER SUCH AGREEMENT.

8. Miscellaneous.

8.1. This Agreement, together with the schedules hereto and the agreements contemplated herein, constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

8.2. This Agreement may be amended only by an instrument in writing signed by the Company and Subscriber. Any provision of this Agreement may be waived if, but only if, such waiver is in writing and is signed by each party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

8.3. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Prior to the Closing, Subscriber may not assign any of Subscriber’s rights hereunder and, after the Closing, Subscriber may not assign any of Subscriber’s rights hereunder except in connection with a transfer of the Shares in compliance with the terms and conditions of the Registration Rights Agreement.

8.4. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery hereof and transfer of the Shares.

8.5. The Company agrees to pay the expenses incurred by Subscriber in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby, including without limitation, fees and expenses of counsel to Subscriber. Except as set forth in the immediately preceding sentence, each of the parties hereto agrees to pay the expenses incurred by it in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby, including without limitation, fees and expenses of counsel to each party.

8.6. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument. A facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

8.7. Notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by reputable overnight courier or (d) sent by fax (provided a confirmation copy is sent by one of the other methods set forth above), as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof): If to the Company, to it at:

hhgregg, Inc.

4151 East 96th Street

Indianapolis, Indiana 46033

Attn: Chief Financial Officer

Fax: 317-848-8768

If to the Subscriber, to it at the address set forth on the signature page below.

9. Governing Law.

9.1. This Agreement will be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles or rules of conflicts of law to the extent such principles or rules are not mandatorily applicable by statute and would require the application of the laws of another jurisdiction).

9.2. Each party irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and agrees not to commence any such suit, action or other proceeding except in such courts). Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth or referred to in Section 8.7 shall be effective service of process for any such suit, action or other proceeding. Each party irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or other proceeding in (i) the Supreme Court of the State of New York, New York County, and (ii) the United States District Court for the Southern District of New York, that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

9.3. Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (a) certifies and acknowledges that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, and (b) acknowledges that it understands and has considered the implications of this wavier and makes this wavier voluntarily, and that it and the other parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.3.

9.4. Each of the parties hereto acknowledges that it has been informed by each other party that the provisions of Section 9.3 constitute a material inducement upon which such party is relying and will rely in entering into this Agreement and the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

hhgregg, Inc.

/s/ Jerry W. Throgmartin
	Name:	Jerry W. Throgmartin
	Title:	Chairman and Chief Executive Officer

Number of Shares to be purchased:	SUBSCRIBER:

986,800	FS EQUITY PARTNERS V, L.P.

	By:	FS Capital Partners V, LLC Its General Partner

/s/ John M. Roth
	Name:	John M. Roth
	Title:	Managing Member

13,200	FS AFFILIATES V, L.P.

	By:	FS Capital Partners V, LLC
Its General Partner

/s/ John M. Roth
	Name:	John M. Roth
	Title:	Managing Member

Address: 11100 Santa Monica Boulevard, Suite 1900 Los Angeles, CA 90025